UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2009

SOLITARIO EXPLORATION & ROYALTY CORP.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-32978 (Commission File Number)	84-1285791 (I.R.S. Employer Identification No.)

4251 Kipling Street, Suite 390
Wheat Ridge, CO 80033
(Address of principal executive offices)

Registrant's telephone number, including area code:	(303) 534-1030

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01	OTHER EVENTS

On October 30, 2009, Solitario Exploration & Royalty Corp. (NYSE Amex: XPL; TSX-TO: SLR; "Solitario") announced that it received a notice on October 29, 2009 from Metallic Ventures Gold Inc. (TSX-TO: MVG; "Metallic Ventures") that Metallic Venture's Board of Directors has determined that it has received a superior offer from International Minerals Corporation ("IMZ"). Solitario and Metallic Ventures are parties to a definitive arrangement agreement dated August 24, 2009, as amended October 13, 2009 (the "Agreement"). Solitario announced that it views its offer under the Agreement as being fully valued and Solitario does not intend to present an enhanced offer. Upon termination of the Agreement by Metallic Ventures or Solitario under these circumstances, Solitario will immediately receive a US$2.2 million break fee from Metallic Ventures.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits	Exhibit Description
99.1	Press Release, issued on October 30, 2009, announcing receipt of a notice from Metallic Ventures that Metallic Ventures had received a superior offer.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

October 30, 2009

Solitario Exploration & Royalty Corp.

By:	/s/ James R. Maronick
James R. Maronick, Chief Financial Officer

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EXHIBITS

99.1       Press Release, issued on October 30, 2009, announcing receipt of a notice from Metallic Ventures that Metallic Ventures had received a superior offer.

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